Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09020 and No. 333-79399) pertaining to the BP DirectSave Plan of BP p.l.c of our report dated June 15, 2007, with respect to the financial statements of the BP DirectSave Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

Chicago, Illinois
June 26, 2007	Ernst & Young LLP